SELECTED CAPITAL PRESERVATION TRUST
2949 East Elvira Road, Suite 101
Tucson, Arizona 85706
(520) 434-3771

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003



KENNETH C. EICH, Principal Executive Officer, and DOUGLAS A. HAINES, Principal Financial Officer of Selected Capital Preservation Trust (the "Registrant"), each certify to the best of his or her knowledge that:

(1) The Registrant's periodic report on Form N-CSR for the period ended June 30, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer                Principal Financial Officer

SELECTED CAPITAL PRESERVATION TRUST        SELECTED CAPITAL PRESERVATION TRUST

/s/ Kenneth C. Eich                        /s/ Douglas A. Haines

Kenneth C. Eich                            Douglas A. Haines
Principal Executive Officer                Principal Financial Officer
Date:  September 9, 2004                   Date: September 9, 2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2003 has been provided to SELECTED CAPITAL PRESERVATION TRUST and will be retained by SELECTED CAPITAL PRESERVATION TRUST and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.